Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

DERMA SCIENCES, INC.,

a Delaware corporation (the “Corporation”)

ARTICLE I

OFFICES

Section 1.     Registered Office. The registered office and registered agent of the Corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 2.     Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.     Place and Time of Meetings. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the Board of Directors or as set by the Chief Executive Officer of the Corporation.

Section 2.     Special Meetings. Special meetings of stockholders may be called for any purpose, and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two or more members of the Board of Directors, the Chief Executive Officer or the holders of shares of the Corporation’s stock entitled to cast not less than a majority of the votes at the meeting.

Section 3.     Notice. Unless otherwise required by law, whenever stockholders are required or permitted to take action at a meeting, notice stating the place, if any, date, time, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting and, in the case of special meetings, the purpose(s), of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.     Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5.     Quorum. Except as otherwise provided by applicable law or by the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If quorum is not present at the meeting, the chairman of the meeting or the holders of a majority of the shares so present or represented may adjourn the meeting from time to time in accordance with Section 6 of this Article, until a quorum shall be present or represented.

Section 6.     Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting, at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.     Vote Required. When a quorum is present, the affirmative vote of the holders of a majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.     Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 9.     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person(s) to act for him, her or it by proxy. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 10.     Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent(s) in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent(s), shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book(s) in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent(s) of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

DIRECTORS

Section 1.     General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.     Number, Election and Term of Office. The number of directors constituting the whole Board of Directors shall initially be three (3) and shall thereafter be such a number as the Board of Directors by resolution determines. The directors shall be elected by a plurality of the votes of cast at a meeting at which a quorum is present. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.     Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon notice to the Corporation.

Section 4.     Vacancies. Except as otherwise provided by applicable law or the Certificate of Incorporation, vacancies occurring for any cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority the Board of Directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.     Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6.     Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or President on at least 24 hours’ notice to each director, in like manner and on like notice the Chief Executive Officer must call a special meeting on the written request of at least a majority of the directors.

Section 7.     Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9.     Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member(s) thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 10.     Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11.     Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12.     Action by Written Consent. Unless otherwise restricted by the Corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV

OFFICERS

Section 1.     Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman, if any is elected, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of Chief Executive Officer and Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.     Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. The Chief Executive Officer may appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.     Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.     Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.     Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.     The Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the board, an officer of the Corporation, and, if present, shall preside at each meeting of the Board of Directors or stockholders. He shall advise the Chief Executive Officer, and in the Chief Executive Officer’s absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 7.     The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board of Directors or if a Chairman of the Board of Directors shall have not been elected, the Chief Executive Officer (i) shall preside at all meetings of the stockholders and, if also a director, the Board of Directors at which he or she is present; (ii) subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and (iii) shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall, with the consultation of the Chairman of the Board of Directors if one shall have been elected, set the agenda for meetings of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be provided in these bylaws.

Section 8.     The President. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all restrictions of the Chief Executive Officer. The President shall also perform such other duties and have such other powers duties as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe.

Section 9.     Vice-Presidents. The Vice-President, if any, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe.

Section 10.     The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book(s) to be kept for that purpose. Under the Chief Executive Officer’s supervision, the Secretary (i) shall give, or cause to be given, all notices required to be given by these bylaws or by law; (ii) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe; and (iii) shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or Secretary may, from time to time, prescribe.

Section 11.     The Treasurer and Assistant Treasurers. The Treasurer (i) shall have the custody of the corporate funds and securities; (ii) shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (iii) shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; (iv) shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; (v) shall render to the Chief Executive Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and (vi) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or Treasurer may, from time to time, prescribe.

Section 12.     Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 13.     Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1.     Form. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate, signed by, or in the name of the Corporation by two authorized officers of the Corporation, including without limitation, the Chairman of the Board, the Chief Executive Officer, the President, a Vice-President, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate(s) shall cease to be such officer, transfer agent or registrar of the Corporation before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate(s) for such shares endorsed by the appropriate person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate(s), and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2.     Lost Certificates. The Board of Directors may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.     Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.     Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.     Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.     Registered Stockholders. Prior to the surrender to the Corporation of the certificate(s) for a share(s) of stock with a request to record the transfer of such share(s), the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

INDEMNIFICATION

Section 1.    Indemnification.

(a)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) and 1(b) of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)    Any indemnification under Sections 1(a) and 1(b) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections 1(a) and 1(b). Such determination shall be made: (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so direct, by independent legal counsel in a written opinion; or (iii) by the stockholders of the Corporation.

(e)    For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(f)    For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred in this Article VI.

Section 2.     Prepayment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 3.     Nonexclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 4.    Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.     Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 1.     Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum(s) as the directors from time to time, in their absolute discretion, think proper as a reserve(s) to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.     Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s), agent(s) of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3.     Contracts. The Board of Directors may authorize any officer(s), or any agent(s), of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.     Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.     Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.     Voting Securities Owned By Corporation. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.     Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.     Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.     Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, such provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted by the Board of Directors. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.